Exhibit 10.6

Verano Holdings Corp.

ANNUAL BONUS PLAN

Purpose

The purpose of the Verano Holdings Corp. Annual Bonus Plan (as may be amended, this “Plan”) is to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain goals, which may include but are not limited to corporate, business unit and individual performance goals. This Plan is effective as of November 3, 2025, and will remain in effect until it has been terminated pursuant to the terms hereof.

Definitions

As used in this Plan, the following terms have the meanings specified below:

“Affiliate” means any corporation or other entity controlled by the Company.

“Award” means an award granted pursuant to this Plan, the payment of which will be contingent on the attainment of Company Performance Metrics with respect to a Performance Period, as approved by the Committee pursuant to “Determination of Awards”.

“Base Salary” means the Participant’s annualized rate of base salary on the last day of the Performance Period before (a) deductions for taxes or benefits and (b) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.

“Committee” means the Board, or any committee appointed by the Board, to administer this Plan pursuant to “Authority of the Committee”.

“Company” means Verano Holdings Corp., a Nevada corporation, and any successor thereto.

“Company Performance Metrics” means the target goals approved by the Committee, in its sole discretion, to be applicable to a Participant for any Performance Period with respect to Company-wide performance. Company Performance Metrics will be based upon one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant. Company Performance Metrics may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award will be paid and may also include a maximum level of performance above which no additional Award amount will be paid.

“Disability” means, unless otherwise defined in an employment agreement between the Participant and the Company, (a) if applicable, total and permanent disability in accordance with the Company’s long-term disability plan or (b) if no long term-disability plan is in effect, permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as determined by the Committee in its discretion.

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“Individual Performance Metrics” means the goals selected to be applicable to a Participant for any Performance Period. Individual Performance Metrics will relate to (a) the Participant’s individual performance and contributions to the Company, (b) the performance and contributions to the Company of the business unit in which such Participant is employed, or (c) a combination of the foregoing clauses (a) and (b).

“Performance Criteria” means the performance criteria upon which one or more Performance Metrics for a particular Performance Period are based. Such Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee may approve in its discretion.

“Performance Metrics” means, collectively, Company Performance Metrics and Individual Performance Metrics.

“Performance Period” means the period for which performance is calculated, which unless otherwise indicated by the Committee, will be a calendar year.

“Shares” means the shares of the Company’s Class A Subordinate Voting Shares.

“Target Award” means the target award payable under this Plan to a Participant for a particular Performance Period, expressed as a percentage of the Participant’s Base Salary. In certain circumstances, the target award may be expressed as a fixed amount, as may be determined by the Committee in its sole discretion.

Administration

This Plan will be administered by the Committee.

Authority of the Committee. Subject to the provisions of this Plan and applicable law, the Committee has the power, in addition to other express powers and authorizations conferred on the Committee by this Plan, to: (a) designate Participants; (b) determine the terms and conditions of any Award; (c) determine whether, and to what extent, the Company Performance Metrics for the applicable Performance Period have been achieved; (d) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (e) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in this Plan or any instrument or agreement relating to, or Award granted under, this Plan; (f) establish, amend, suspend, or waive any rules for the administration, interpretation and application of this Plan; (g) adopt such procedures and subplans as are necessary or appropriate to permit participation in this Plan by employees who are foreign nationals or employed outside of the United States; and (h) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

Delegation by the Committee. To the extent permitted by law and the rules and regulations of any applicable securities regulators or securities exchange, the Committee, in its sole discretion, may delegate all or part of its authority and powers under this Plan to one or more directors and/or officers of the Company, other than the final approval of the achievement of the Company Performance Metrics.

Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of this Plan will be final, conclusive and binding on all persons, and will be given the maximum deference permitted by law.

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Agents; Limitation of Liability. The Committee may appoint agents to assist in administering this Plan. The Committee and each member thereof are entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

Terms of Awards

Determination of Target Awards. Prior to, or reasonably promptly following the commencement of each Performance Period, the Committee, in its sole discretion, will approve the Target Award for each Participant and may delegate such determination of the Target Award and approval thereof to any officer of the Company for Participants who are not executive officers of the Company.

Determination of Company Performance Metrics and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, the Committee, in its sole discretion, will approve the Company Performance Metrics for the Performance Period and will approve a formula for determining the percentage of the Target Award which may be payable based upon the level of attainment of Company Performance Metrics and Individual Performance Metrics for the Performance Period.

Adjustments. The Committee is authorized to adjust or modify the calculation of a Performance Metric for a Performance Period, in its sole discretion.

Payment of Awards

Determination of Awards. Except as otherwise provided for in an employment agreement between a Participant and the Company:

(a) Following the completion of each Performance Period, the Committee will determine the extent to which the Performance Metrics have been achieved or exceeded, and may delegate such determination with respect to Individual Performance Metrics to any officer of the Company for Participants who are not executive officers of the Company. Subject to clause (c) hereof, if the minimum Performance Metrics established by the Committee are not achieved, then no payment will be made.

(b) To the extent that the Performance Metrics are achieved, the Committee will then approve the amount of each Participant’s Award.

(c) In determining the amount of each Award, the Committee may reduce, eliminate or increase the amount of an Award if, in its sole discretion, such reduction, elimination or increase is appropriate.

Form and Timing of Payment. Except as otherwise provided for in an employment agreement between a Participant and the Company or in “Termination of Employment; Leaves of Absence”, each Participant will receive a payment of their Award, less required withholding, in cash, or at the sole discretion of the Committee, a combination of Shares and cash in a proportion determined by the Committee in its sole discretion. In no event will such payment be made later than March 15 of the year following the end of the Performance Period.

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Employment Requirement. Except in the sole discretion of the Committee or as otherwise provided for in an employment agreement between a Participant and the Company or in “Termination of Employment; Leaves of Absence”, no Award will be paid to any Participant who is not actively employed by the Company or an Affiliate on the date that Awards are paid.

Termination of Employment; Leaves of Absence

Employment Requirement. Except as otherwise provided herein or in an employment agreement between a Participant and the Company, if a Participant’s employment terminates for any reason prior to the date that Awards are paid, all of the Participant’s rights to an Award for the Performance Period will be forfeited.

Termination of Employment Due to Death or Disability. If a Participant’s employment is terminated by reason of the Participant’s death or Disability during a Performance Period or following a Performance Period but before the date that Awards are paid, the Participant or their beneficiary will be paid a prorated portion of the Award that would otherwise be payable if the Participant remained employed through the date that Awards are paid. Such prorated amount will be based on the portion of the Performance Period the Participant was actively employed. In the case of a Participant’s Disability, the employment termination will be deemed to have occurred on the date that the Committee determines that the Participant is Disabled. Payment of such prorated Award will be made at the same time and in the same manner as Awards are paid to other Participants.

Unpaid Leaves of Absence. If a Participant is on an unpaid leave of absence for a portion of a Performance Period, the Participant will be eligible to receive a prorated Award reflecting participation for the period during which the Participant was actively employed and not any period when the Participant was on unpaid leave.

General Provisions

Compliance with Legal Requirements. This Plan and the granting of Awards will be subject to all applicable federal and state laws, rules and regulations, and to such approvals by the Company’s stockholders or any regulatory or governmental agency as may be required.

Non-transferability. A Participant’s rights and interests under this Plan, including any Award previously made to such person or any amounts payable under this Plan, may not be assigned, pledged, or transferred, except in the event of the Participant’s death, to a designated beneficiary in accordance with this Plan, or in the absence of such designation, by will or the laws of descent or distribution.

No Right to Employment. Nothing in this Plan, in any Award or any related notice, document or agreement will confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

No Right to Award. Unless otherwise expressly set forth in an employment agreement between the Company and a Participant, a Participant will not have any right to any Award under this Plan until such Award has been paid to such Participant and participation in this Plan in one Performance Period does not connote any right to become a Participant in this Plan in any future Performance Period.

Withholding. The Company will have the right to withhold from any Award any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable in its sole discretion to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

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Amendment or Termination of this Plan. The Board or the Committee may, at any time, amend, suspend or terminate this Plan in whole or in part. Notwithstanding the foregoing, no amendment will adversely affect the rights of any Participant to Awards allocated to such Participant prior to such amendment, suspension or termination.

Unfunded Status. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company. All cash payments made hereunder will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA).

Governing Law. This Plan will be construed, administered and enforced in accordance with the laws of the state of Nevada without regard to conflicts of law.

Beneficiaries. To the extent that the Committee permits beneficiary designations, any payment of Awards due under this Plan to a deceased Participant will be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment will be made by will or the laws of descent or distribution.

Section 409A of the Code. It is intended that payments under this Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. If any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. This Plan will be interpreted and construed accordingly.

Expenses. All costs and expenses in connection with the administration of this Plan will be paid by the Company.

Section Headings. The headings of this Plan have been inserted for convenience of reference only and in the event of any conflict, the text of this Plan, rather than such headings, will control.

Severability. In the event that any provision of this Plan will be considered illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Plan, but will be fully severable, and this Plan will be construed and enforced as if such illegal or invalid provision had never been contained therein.

Gender and Number. Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural includes the singular, and the singular includes the plural.

Non-exclusive. Nothing in this Plan limits the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.

Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of this Plan must be in writing and directed to David McGloin at TotalRewards@verano.com.

Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, combination, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

Clawback and Legal Rights. All Awards are subject to the Company’s Clawback Policy as in effect from time to time and, in accordance with such policy, may be subject to the requirement that all or a portion of paid Awards be repaid to the Company after they have been distributed to a Participant. The action permitted to be taken by the Board under this section is in addition to, and not in lieu of, all other rights of the Board and/or the Company under applicable law and apply notwithstanding anything to the contrary in this Plan.

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Version	Date of Adoption	Affirmation Date
1.0	May 8, 2023	N/A
2.0	February 28, 2024	February 25, 2025
3.0	November 3, 2025	N/A

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